Exhibit 1.01

Quad/Graphics, Inc.
Conflict Minerals Report
for the Year Ended December 31, 2014

This conflict minerals report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”).

I.	Introduction

Quad/Graphics, Inc. (the “Company” or “we,” “our” or “us”) is a leading global provider of print and media solutions. In the vast majority of our business, conflict minerals have not been found to be necessary to the production of any product manufactured or contracted to be manufactured by the Company. However, one of our subsidiary companies, Quad/Tech, Inc. (“QuadTech”), manufactures printing equipment and related products. Certain of the products manufactured by QuadTech contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”).

The Company is far removed from the sources of ore from which these 3TG are produced and the smelters/refiners that process those ores; our efforts undertaken to identify the country(ies) of origin of those ores as described in this Conflict Minerals Report reflect our circumstances and position in the supply chain. We believe the amount of information that is available globally on the traceability and sourcing of these ores is limited at this time.

II.	Reasonable Country of Origin Inquiry

We designed a country of origin inquiry for products manufactured by QuadTech to provide a reasonable basis for us to determine whether we source 3TG from the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”). There are many tiers of suppliers between QuadTech and the smelters and refiners who process 3TG. The number of tiers depends on the components provided to us by suppliers. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG contained in the products we manufacture or contract to manufacture.

We rely on our direct suppliers to provide information on the origin of 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower-tier suppliers. We asked our direct suppliers to provide answers to our Supply Chain Compliance Questionnaire, which we adapted from the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “Template”) to reflect the Company’s position on the supply chain. The Template is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide.

We received responses to the Supply Chain Compliance Questionnaire from approximately 79% of QuadTech’s direct suppliers, which represented approximately 72% of QuadTech’s calendar year 2014 supplier expenditures. We reviewed the responses both for completeness and internal consistency of the responses contained in each questionnaire. Where necessary, we required suppliers to provide corrections and clarifications to correct any internal inconsistencies in the responses contained in their respective questionnaires.

As such, we believe we conducted our country of origin inquiry in good faith and that our process was reasonably designed to allow us to make our determination.

After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of QuadTech’s products may have originated in a Covered Country during calendar year 2014, all within the meaning of the Rule. Therefore, we determined that the Rule required that we exercise due diligence regarding the source of such 3TG.

III.	Design of Due Diligence Measures

We designed our overall conflict minerals due diligence procedures based on the framework of the Organisation for Economic Co-operation and Development (“OECD”) for conducting due diligence regarding the source and chain of custody of conflict minerals. This framework is found in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and the related supplements on tin, tantalum, tungsten and gold.

IV.	Due Diligence Measures Performed by the Company

Consistent with the due diligence framework discussed above, we performed the following due diligence measures over our conflict minerals supply chain in 2014.

Company Management Systems. We established and strengthened our internal management systems in support of our due diligence efforts:

•	We adopted a company-wide Policy on Conflict Minerals (our “Conflict Minerals Policy”) that can be located on our website at www.qg.com/pdfs/supplier-information/ConflictMinerals.pdf.

•
We continued to work toward establishing better controls and transparency over our conflict minerals supply chain by increasing awareness internally, specifically within the Purchasing Department, making Conflict Minerals-related expectations a part of regular company communications.

•
We continued to strengthen our engagement with suppliers regarding conflict minerals. In addition to sending our Conflict Minerals Policy to all suppliers, we also added a clause to our Supplier Survey which is filled out by all new and potential suppliers.

Supply Chain Risk Assessment. As discussed above, our supply chain is complex, with many tiers of suppliers between us and the smelters and refiners. As a result, we use a risk-based approach to carrying out our due diligence, focusing our efforts where we believe the risk is most prevalent. This approach begins with assessing the risk in our supply chain.

•
First, we attempt to identify, to the best of our efforts, the smelters and refiners that may have processed the 3TG in our products and the countries of origin of such minerals. Because we do not have a direct relationship with smelters or refiners, we rely on information provided by our suppliers to determine the smelters and refiners in our supply chain.

•
Next, we attempt to identify the risk associated with each smelter or refiner, based on participation with third-party audit programs like the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program and other publicly available information. We are largely unable to assess smelters and refiners directly because we have no direct relationship with them.

Risk Management. Once we identify the risks in our supply chain, we undertake a systematic approach to managing that risk.

•	We report any suppliers using high-risk smelters or refiners to Company management.

•	We devise and implement a risk management plan specific to the individual supplier’s circumstances. Such plans typically include greater engagement with the supplier.

•	We continue to monitor the supplier for compliance, as necessary.

Support for Independent Third-Party Audit Programs. As mentioned above, because we lack a direct relationship with the smelters and refiners in our supply chain, we have little opportunity to assess smelters’ and refiners’ due diligence practices directly. Nevertheless, we support third-party audit programs like the Conflict-Free Smelter Program through our own procurement practices and by encouraging our direct suppliers to source only from smelters and refiners verified by such programs.

Report on Supply Chain Due Diligence. Consistent with our framework and our obligations under the Rule, we file this Report on an annual basis to make our due diligence efforts public.

V.	Due Diligence Results

The large majority of the responses we received pursuant to the due diligence process provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly related to a part number that the supplier supplies to us. Additionally, some suppliers were otherwise unable to specify the smelters or refiners used for components supplied to us.

However, based on information we obtained, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex I to this Report may have been used to process the 3TG contained in the products manufactured by QuadTech. Based on the information we obtained as well as information from the Conflict-Free Sourcing Initiative and other sources, we believe that, to the best of our knowledge, the countries of origin for the 3TG contained in the products manufactured by QuadTech include the countries listed in Annex II to this Report, as well as scrap and recycled sources.

Additionally, we cross-checked the list of smelters and refiners in Annex I with the list of smelters and refiners who are compliant with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program. Of the 192 suppliers we reviewed, we found eight suppliers sourcing from the same single smelter that procured its minerals from a Covered Country but was not active in the Conflict-Free Smelter Program. We are pursuing risk mitigation efforts with our impacted direct supplier and will continue to encourage all of our suppliers to maintain a conflict-free supply chain.

VI.	Future Actions to Improve our Processes

During calendar year 2014, we made the following improvements to our due diligence processes:

•	We continued to communicate our expectations regarding compliance with our Conflict Minerals Policy to our direct suppliers and provide guidance to them when appropriate.

•	We undertook additional inquiries and assessments where necessary and monitored changes in supplier circumstances that may impact their compliance with our Conflict Minerals Policy.

•	We reviewed new suppliers for compliance with our Conflict Minerals Policy during our initial business review of each new supplier.

•	We implemented mitigation efforts if we became aware of a supplier whose sourcing of 3TG or whose ability to comply with our Conflict Minerals Policy needed improvement.

During calendar year 2015, we plan to make the following additional improvements to our due diligence processes:

•	Continue to monitor suppliers throughout the year for changes and improvements to their conflict minerals documentation and policies.

•	Implement a method to receive feedback from suppliers regarding conflict minerals in their supply chains that could affect QuadTech.

Annex I

Listing of Smelters and Refiners

Mineral	Smelter/Refiner	Location
Tungsten	A.L.M.T. Corp.	Japan
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co. Ltd.	Japan
Tungsten	Air Products	United States
Gold	Alldyne Power Technologies	United States
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany
Tin	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin	Alpha	United States
Gold	Amalgamated Metal Corp PLC	United States
Gold	AngloGold Ashanti Mineração Ltda	Brazil
Gold	Anhui Tongling Non-Ferrous Pioneer Metals Corporation	China
Gold	ANZ	Australia
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corp	Japan
Tin	Asaka Riken Co Ltd	Japan
Tungsten	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Tin	ATI Metalworking Products	United States
Tin	Aurubis AG (formerly Norddeutsche Affinererie AG)	Germany
Tin	Bangka Tin,Mentok,PT Timah (Persero) TBK	Indonesia
Tin	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Tin	Buffalo Tungsten	China
Tungsten	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Tin	Casa da Moeda do Brasil-CMB	Brazil
Gold	Cendres + Métaux SA	Switzerland
Gold	Changsha South Tantalum Niobium Co., Ltd.	China
Gold	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tantalum	Chimet S.p.A.	Italy
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	China National Gold Corp.	China
Gold	China Rare Metal Materials Company	China
Gold	China Tin Group Co. Ltd	China
Tin	Chongyi Zhangyuan Tungsten Co Ltd	China
Tin	Chugai Mining Co Ltd	Japan
Tungsten	Colt Refining	United States
Gold	Complejo Metalurgico Vinto S.A.	Bolivia
Gold	Conghua Tantalum and Niobium Smeltry	China
Gold	Coopersanta	Brazil
Tin	Coopersanta	Brazil
Tin	Corporación Nacional del Cobre (CODELCO)	Chile

Mineral	Smelter/Refiner	Location
Tin	CSC Pure Technologies	Russian Federation
Gold	CV Duta Putra Bangka	Indonesia
Tantalum	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United SmelTing	Indonesia
Tin	Daejin Indus Co. Ltd	Korea, Republic of
Tantalum	Daeryong ENC	Korea, Republic of
Tungsten	DAYE Nonferrous Co., Ltd	China
Tin	Dayu Weiliang Tungsten Co., Ltd.	China
Tin	Do Sung Corporation	Korea, Republic of
Tin	Douluoshan Sapphire Rare Metal Co Ltd	China
Tin	Eco-System Recycling Co., Ltd.	Japan
Tin	Estanho de Rondônia S.A.	Brazil
Gold	Exotech Inc.	United States
Gold	F&X Electro-Materials Ltd.	China
Tin	Fenix Metals	Poland
Tungsten	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	Fujian Jinxin Tungsten Co., Ltd.	China
Tin	Gannon & Scott	United States
Gold	Ganshou Grand Sea W & Mo Group Co Ltd	China
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Ganxian Shirui New Material Co., Ltd.	China
Tantalum	Ganzhou Jiangwu FerroTungsten Co., Ltd.	China
Gold	Ganzhou Nonferrous Metals SmelTing Co Ltd.	China
Tin	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tantalum	Gejiu Non-ferrous	China
Tantalum	Gejiu Zi-Li	China
Gold	Global Advanced Metals Pty Ltd.	United States
Tantalum	Global Advanced Metals Pty Ltd.	United States
Tungsten	Global Tungsten & Powders Corp.	United States
Gold	Great Wall Gold Silver Refinery	China
Tin	Guangdong Jinding Gold Limited	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Gold	Guangxi Pinggui PGMA Co., Ltd	China
Tungsten	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tungsten	H.C. Starck Co.,Ltd.	Thailand
Gold	H.C. Starck GmbH Goslar	Germany
Tungsten	H.C. Starck GmbH Laufenburg	Germany
Tungsten	H.C. Starck Hermsdorf GmbH	Germany
Tungsten	H.C. Starck Inc.	United States
Tungsten	H.C. Starck Ltd.	United States

Mineral	Smelter/Refiner	Location
Tin	H.C. Starck SmelTing GmbH & Co.KG	Germany
Gold	Hangzhou Fuchunjiang SmelTing Co., Ltd.	China
Tantalum	HC Starck GmbH	Germany
Tantalum	Heimerle + Meule GmbH	Germany
Tungsten	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold	Heraeus Ltd Hong Kong	Hong Kong
Gold	Heraeus Materials Singapore Pte, Ltd.	Singapore
Tantalum	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Heraeus USA	United States
Tin	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Huichang Jinshunda Tin Co. Ltd	China
Tantalum	Hunan Chenzhou Mining Group Co	China
Tantalum	Hunan Chenzhou Mining Industry Group	China
Gold	Hunan Nonferrous Metals Holding Group Co., LTD	China
Tantalum	Hwasung CJ Co. Ltd	Korea, Republic of
Gold	Hyundai-Steel	Korea, Republic of
Tantalum	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Tantalum	Ishifuku Metal Industry Co., Ltd.	Japan
Tungsten	Istanbul Gold Refinery	Turkey
Gold	Izawa Metal Co., Ltd	Japan
Gold	Japan Mint	Japan
Gold	Japan New Metals Co Ltd	Japan
Tantalum	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Gold	Jiangxi Copper Co. Ltd.	China
Tin	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Gold	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Gold	Jiangxi Nanshan	China
Tantalum	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tin	Jiangxi Tungsten Group Limited Corporation	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Gold	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
Gold	Jiujiang Tangbre Co., Ltd.	China
Tin	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China
Gold	Johnson Matthey Gold and Silver Refining Inc.	United States
Gold	Johnson Matthey plc	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Tungsten	JSC Hydrometallurg (Wolfram Company CJSC)	Russian Federation
Tantalum	JSC Novosibirsk Integrated Tin Works	Russian Federation
Gold	JSC Uralectromed	Russian Federation
Tin	JX Nippon Mining & Metals	Japan
Tungsten	Kai Unita Trade Limited Liability Company	China
Gold	Kazzinc Ltd	Kazakhstan
Tungsten	Kemet Blue Powder	Mexico
Gold	Kemet Corp.	United States

Mineral	Smelter/Refiner	Location
Tungsten	Kennametal Inc.	United States
Tungsten	Kennecott Utah Copper Corporation	United States
Tungsten	King-Tan Industry Co. Ltd.	China
Tungsten	Kojima Chemicals Co. Ltd	Japan
Tungsten	Korea Zinc Co. Ltd.	Korea, Republic of
Tin	Kosaka Smelting and Refining Co. Ltd. (wholly owned subsidiary of Dowa Mining Co. Ltd.)	Japan
Tantalum	Kovohute Pribram Nastupickna a.s.	Czech Republic
Tungsten	Kyrgyzaltyn JSC	Kyrgyzstan
Tantalum	L' azurde Company For Jewelry	Saudi Arabia
Tantalum	Lingbao Gold Company Limited	China
Tantalum	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Tungsten	Linwu Xianggui Smelter Co	China
Gold	LSM Brasil S.A.	Brazil
Gold	LS-Nikko Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refining Co Ltd	China
Gold	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tungsten	Malaysia Smelting Corp. Bhd.	Malaysia
Tin	Malipo Haiyu Tungsten Co., Ltd.	China
Gold	Materion	United States
Tantalum	Matsuda Sangyo Co. Ltd	Japan
Tantalum	Melt Metais e Ligas S/A	Brazil
Tin	Mentok Smelter	Indonesia
Tungsten	Metallo-Chimique nV (Metallum group)	Belgium
Gold	Metallurgical Products India Pvt. Ltd. (MPIL)	India
Gold	Metalor Group	Switzerland
Tantalum	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Tin	Metalor USA Refining Corp.	United States
Gold	Met-Mex Peñoles, S.A. de C.V.	Mexico
Gold	Mineração Taboca S.A.	Brazil
Gold	Minmetal	China
Tin	Minsur	Peru
Tantalum	Mitsubishi Materials Corporation	Japan
Gold	Mitsubishi Materials Corp.	Japan
Gold	Mitsui Mining and Smelting Co. Ltd.	Japan
Tin	Molycorp Silmet A.S.	Estonia
Tin	Moscow Special Alloys Processing Plant	Russian Federation
Gold	N.V. Umicore S.A	Belgium
Tungsten	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat (NMMC)	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Tin	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tin	Niotan	United States
Gold	North American Tungsten	Canada
Tin	Novosibirsk	Russian Federation

Mineral	Smelter/Refiner	Location
Gold	Nui Phao Mining Company Ltd. and H.C. Starck GmbH	Vietnam
Gold	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Gold	O.M. Manufacturing Philippines, Inc.	Philippines
Gold	Ohio Precious Metals, LLC	United States
Tin	Ohura Precious Metal Industry Co., Ltd	Japan
Tantalum	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Krastsvetmet	Russian Federation
Tin	Operaciones Metalúrgicas S.A. (OMSA)	Bolivia
Tantalum	PAMP SA	Switzerland
Tantalum	Pan Pacific Copper Co. Ltd.	Japan
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Phoenix Metal Ltd	Rwanda
Tantalum	PLANSEE GROUP	Austria
Tantalum	Poongsan Corporation	Korea, Republic of
Gold	POSCO	Korea, Republic of
Tungsten	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Alam Lestari Kencana	Indonesia
Tin	PT Aneka Tambang (Persero) Tbk (Logam Mulia)	Indonesia
Tungsten	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Gold	PT Babel Inti Perkasa	Indonesia
Gold	PT Babel Surya Alam Lestari	Indonesia
Gold	PT Bangka Kudai Tin	Indonesia
Gold	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Gold	PT Belitung Industri Sejahtera	Indonesia
Gold	PT Billiton Makmur Lestari	Indonesia
Gold	PT Bukit Timah Tbk (Indoprima Group)	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Gold	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tantalum	PT HP Metals Indonesia	Indonesia
Tantalum	PT Inti Stania Prima	Indonesia
Tantalum	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tantalum	PT Panca Mega Persada	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Gold	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia

Mineral	Smelter/Refiner	Location
Tin	PT Tambang Timah (subsidiary of PT Timah)	Indonesia
Gold	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Gold	Pure Technology	Russian Federation
Tin	PX Précinox SA	Switzerland
Tin	QuantumClean	United States
Gold	Rahman Hydraulic Tin Sdn Bhd	Malaysia
Tin	Rand Refinery Ltd.	South Africa
Tin	Republic Metals Corporation	United States
Tin	RFH Tantalum Smeltery	China
Tin	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan
Tin	Sabin Metal Corporation	United States
Tin	Saganoseki Smelter & Refinery	Japan
Tin	Samduck Precious Metals	Korea, Republic of
Tin	Samwon Metals Corp.	Korea, Republic of
Tin	Schöne Edelmetaal B.V. (subsidiary of Umicore SA)	Netherlands
Tin	SEMPSA Joyería Platería SA	Spain
Tantalum	Senju Metal Industry Co., Ltd.	Japan
Gold	SGS	Bolivia
Tantalum	Shandong Jinchang Gold Mining Co., Ltd	China
Tin	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	China
Tin	Shanghai Jiangxi Metals Co. Ltd	China
Tin	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tungsten	Solar Applied Materials Technology Corp.	Taiwan
Tantalum	Solikamsk Magnesium Works	Russian Federation
Tin	Sumitomo Metal Mining Co. Ltd.	Japan
Tantalum	Suzhou Xingrui Noble Metal Material Co. Ltd.	China
Tungsten	Taki Chemicals Co. Ltd.	Japan
Gold	Tamano Smelter, Hibi Kyodo SmelTing Co., Ltd	Japan
Gold	Tanaka Denshi Kogyo K.K	Japan
Tin	Tantalite Resources	South Africa
Gold	Technic Inc.	United States
Gold	Tejing (Vietnam) Tungsten Co Ltd	Vietnam
Gold	Telex	United States
Gold	Thailand Smelting and Refining Company Ltd. (Thaisarco)	Thailand
Gold	Tokuriki Honten Co. Ltd	Japan
Gold	Tongling Nonferrous Metals Group Holdings Co.,Ltd	China
Gold	Torecom	Korea, Republic of
Gold	Ulba Metallurgical Plant (Kazatomprom, NAC)	Kazakhstan
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand

Mineral	Smelter/Refiner	Location
Tungsten	United Precious Metal Refining, Inc.	United States
Tin	Valcambi SA	Switzerland
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	White Solder Metalurgia e Mineração (Tor Participações)	Brazil
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten	Xiamen Tungsten Co Ltd	China
Gold	Xianglu Tungsten Industry Co. Ltd.	China
Gold	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tantalum	Xstrata Canada Corporation	Canada
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Tin	Yichun Jin Yang Rare Metal Co., Ltd	China
Gold	Yokohama Metal Co Ltd	Japan
Tin	Yunnan Chengfeng Nonferrous Metals Co. Ltd.	China
Gold	Yunnan Copper Industry Co Ltd	China
Gold	YunTinic Resources	United States
Tungsten	Zhongyan Gold Smelter (Zhongjin Gold Co. Ltd.)	China
Tantalum	Zhuzhou Cement Carbide Works	China
Gold	Zhuzhou Cemented Carbide Group Co., Ltd.	China

Annex II

List of Countries of Origin for 3TG

●	Argentina
●	Australia
●	Austria
●	Bolivia
●	Brazil
●	Canada
●	Chile
●	China
●	Colombia
●	Democratic Republic of the Congo
●	Ethiopia
●	Indonesia
●	Mexico
●	Mongolia
●	Nigeria
●	Peru
●	Russia
●	Rwanda
●	Spain
●	Switzerland
●	Taiwan
●	Thailand
●	United Kingdom
●	United States
●	Uzbekistan
●	Vietnam